UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2011

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)   (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 14, 2011, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Select Comfort Corporation (the “Company”) adopted the Select Comfort Corporation Non-Employee Director Deferral Plan (the “Deferral Plan”).  The Deferral Plan was adopted pursuant to the authority granted to the Committee under the Select Comfort Corporation 2010 Omnibus Incentive Plan (the “Omnibus Plan”) in order to document the general terms and conditions pursuant to which non-employee directors of the Company may defer the receipt, for tax purposes, of equity awards that may be granted under the Omnibus Plan.  The Plan does not authorize the grant or issuance of any additional shares of the Company’s common stock, as any shares that may be subject to the Deferred Plan are allocated under and would be counted against the shares authorized under the Omnibus Plan approved by shareholders in 2010.

The foregoing description of the Deferral Plan is qualified in its entirety by reference to the full text of the Deferral Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Select Comfort Corporation Non-Employee Director Deferral Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: September 16, 2011	By: /s/ Mark A. Kimball
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.                                Description

10.1	Select Comfort Corporation Non-Employee Director Deferral Plan